Exhibit 10.4(c)

AMENDMENT NUMBER THREE

to the

CELANESE CORPORATION DEFERRED COMPENSATION PLAN

WHEREAS, Celanese Corporation (the "Company") previously adopted the Celanese Corporation Deferred Compensation Plan (the "Plan") effective January 1, 2008;

WHEREAS, Section 12.2 of the Plan provides that the Company may amend the Plan at any time;

WHEREAS, the Company is in the process of transitioning the Plan to a third party administrator;

WHEREAS, the Compensation and Management Development Committee of the Company's Board of Directors has determined that the amendments set forth below would facilitate the transition and align the Plan to the service provider’s electronic platform; and

WHEREAS, the Compensation and Management Development Committee of the Company's Board of Directors has directed that the Plan's administrative committee prepare and sign such amendment.

NOW, THEREFORE, the Plan is amended as follows:

1.	Section 2.2(a) of the Plan is hereby amended and restated in its entirety as follows:

As a condition to participation, each Director or selected Employee shall complete, execute and return to the Committee an Election Form by the deadline(s) established by the Committee in accordance with the applicable provisions of this Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

2.	Section 3.7(b) of the Plan is hereby amended by designating the existing provisions thereof as subsection 3.7(b)(i) and by adding the following new subsection 3.7(b)(ii) at the end thereof:

(ii)
Effective with respect to Company Contribution Amounts credited for any period beginning on or after January 1, 2020, a Participant shall be vested in the portion of his or her Account Balance attributable to any Company Contribution Amounts, plus amounts credited or debited on such amounts pursuant to Section 3.8, on each January 1 following the date as of which such Company Contribution Amount was credited to the Participant’s Account Balance, in accordance with the following schedule; provided, however, that the Participant must be in the service of the Company on such January 1 to receive vesting credit:

Time Elapsed Following Crediting of Company Contribution Amount	Vested Percentage
Prior to the second January 1 following the year for which the Company Contribution Amount is credited	0%
On or after the second January 1 following the year for which the Company Contribution Amount is credited and prior to the third January 1 following the year for which the Company Contribution Amount is credited	33%
On or after the third January 1 following the year for which the Company Contribution Amount is credited and prior to the fourth January 1 following the year for which the Company Contribution Amount is credited	67%
On or after the fourth January 1 following the year for which the Company Contribution Amount is credited	100%

A new vesting schedule shall apply to all Company Contribution Amounts credited to the Participant’s Account Balance for each Plan Year.

3.	The following new paragraph is added to Section 4.1:

Notwithstanding the foregoing, for purposes of and in connection with each election to defer an Annual Deferral Amount and/or Restricted Stock Unit Amount with respect to compensation earned on or after January 1, 2020, a Participant may elect separate Scheduled Distributions with respect to his or her (i) deferred Base Salary, (ii) deferred Bonus, (iii) deferred Director Fees, (iv) and/or deferred Restricted Stock Units (each a “Voluntary Contribution Source”). A Participant may make a separate Scheduled Distribution election pursuant to this Section 4.1 with respect to each Voluntary Contribution Source for each Plan Year. If a Participant makes a Scheduled Distribution election with respect to a Voluntary Contribution Source for a Plan Year, such election will apply to the entire amount of such Voluntary Contribution Source for such Plan Year; a Participant may not elect a Scheduled Distribution for a Voluntary Contribution Source for a Plan Year that is less than 100% of the amount of such Voluntary Contribution Source for such Plan Year. Each such Scheduled Distribution election with respect to a Voluntary Contribution Source for a Plan Year shall be treated as a separate Scheduled Distribution for purpose of this Section 4.1 and shall otherwise be subject to the requirements of the Plan applicable to Scheduled Distributions. A Scheduled Distribution with respect to a Voluntary Contribution Source for a Plan Year must be elected at the same time as the election to defer such Voluntary Contribution Source pursuant to Section 3.2 in accordance with procedures established by the Committee from time to time.

4.	Article 6 of the Plan is hereby amended by adding the following new Section 6.3 at the end thereof:

6.3
With respect to deferrals of compensation earned on or after January 1, 2020, a Participant may elect a different Retirement Benefit form of payment under Section 6.1 (either lump sum or annual installment) for each source of contributions comprising his or her Retirement Benefit separately (each a “Contribution Source”). For purposes of this subsection, the Contribution Sources are: (i) deferred Base Salary, (ii) deferred Bonus, (iii) deferred Director Fees, (iv) deferred Restricted Stock Units, and (v) Company Contributions. A Participant may make a separate Retirement Benefit form of payment election pursuant to this Section 6.3 with respect to each Contribution Source for each Plan Year. Only one Retirement Benefit form of payment election may be made pursuant to this Section 6.3 with respect to a Contribution Source for a Plan Year; a Participant may not elect more than one Retirement Benefit form of payment pursuant to this Section 6.3 with respect to a Contribution Source for a Plan Year. Each Retirement Benefit form of payment for a Contribution Source for a Plan Year shall be treated as a separate Retirement Benefit payment and shall otherwise be subject to the requirements of the Plan applicable to Retirement Benefit payments. A Participant’s right to change the Retirement Benefit form of payment pursuant to Section 6.2 shall be applied separately with respect to each Contribution Source for a Plan Year.

IN WITNESS WHEREOF, this Amendment Number Three is executed this _31st_ day of

__October_, 2019.

CELANESE CORPORATION DEFERRED COMPENSATION PLAN COMMITTEE

For the Committee

		By:	/s/ Jose Motta
Jose Motta, Chair

ATTEST:	/s/ James R. Peacock III

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